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                                                                   EXHIBIT 10.43


                               FOURTH AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT

         This Fourth Amendment to Amended and Restated Loan Agreement is entered into effective November 19, 2003, and is executed in connection with that certain Amended and Restated Loan Agreement effective as of December 20, 2002 (as the same may be amended, restated, modified or supplemented from time to time, the "Loan Agreement") among Torch Offshore, Inc. ("Borrower") and Regions Bank ("Bank").

         WHEREAS, Borrower and Bank desire to further amend the Loan Agreement.

         NOW THEREFORE, for good and adequate consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. As used herein, capitalized terms not defined herein shall have the meanings attributed to them in the Loan Agreement.

         2. The definitions of "Applicable Margin", "Receivables Borrowing Base" and "Receivables Line of Credit Note" in Section 1.01 of the Loan Agreement are hereby amended and restated to read as follows:

                  "Applicable Margin" shall mean, the rate of interest per annum shown in the applicable column below:

                                                Level I          Level II        Level III
                                                -------          --------        ---------
                  Consolidated Leverage                               >1.00
                  Ratio                       < or = 1.00       < or = 1.50          >1.50

                  Applicable Margin for
                  LIBOR Rate Loans                   2.50%             3.00%          3.50%

                  Origination Fee                    .150%             .300%          .500%

                  Unused Fee                         .200%             .350%          .500%

         The Applicable Margin shall commence at Level II and shall be adjusted on the first day of each March, June, September and December (or, if such day is not a Business Day, on the next succeeding Business Day), based on the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal quarter. If Borrower should fail to deliver the certificate required by Section 5.02(a)(vi) hereof within the time period set forth in Section 5.02(a)(vi), then, until Borrower shall have provided such certificate, it shall be presumed that the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal quarter was greater than 1.5 (and, from the date of the delivery of such certificate, the Applicable Margin shall be determined by reference to such certificate).

         "Receivables Borrowing Base" shall mean, as of the date of determination thereof, an amount equal to the lesser of (a) $15,000,000.00 or (b) eighty-five (85%) percent of the base amounts owed on all Eligible Receivables as of such date.

         "Receivables Line of Credit Note" shall mean that certain promissory note made payable to the order of Bank in the principal sum of $15,000,000.00, a copy of which is attached hereto as Exhibit A(1).

         3. Clause (ix) of the definition of "Eligible Receivables" in Section
1.01 of the Loan Agreement is hereby amended and restated to read as follows:


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         (ix) Receivables with respect to which the Account Debtor does not maintain its chief executive office in the United States of America or is not organized under the laws of the United States of America, except to the extent such Receivables are supported by letters of credit satisfactory to Bank which letters of credit are subject to a first security interest in favor of Bank; provided that, Receivables due from Blue Marine S.A. de C.V. not exceeding $1,000,000.00 in the aggregate at any one time outstanding will not be considered ineligible solely because such Account Debtor is a foreign company unless Bank notifies Borrower to the contrary;

         4. The Loan Agreement is hereby amended to reflect that the obligation of the Borrower to repay the Receivables Line of Credit Loans shall be evidenced by a promissory note made payable to the order of Bank in the principal sum of $15,000,000.00, a copy of which is attached hereto as Exhibit A(1) (as the same may from time to time be amended, modified extended or renewed, the "Receivables Line of Credit Note").

         5. The second to last sentence of Section 3.07 of the Loan Agreement is hereby amended and restated to read as follows:

         The unused Receivables Line of Credit shall be defined as (x) $15,000,000.00 minus (y) the sum of (1) the aggregate outstanding principal amount of the Receivables Line of Credit Loans and (2) the Stated Amount of all outstanding Receivables Line of Credit Letters of Credit.

         6. In connection with the foregoing and only in connection with the foregoing, the Loan Agreement is hereby amended, but in all other respects all of the terms, conditions and provisions of the Loan Agreement remain unaffected.

         7. Except as may be specifically set forth herein, this Fourth Amendment to Amended and Restated Loan Agreement shall not constitute a waiver of any Default(s) under the Loan Agreement or any documents executed in connection therewith, all rights and remedies of Bank being preserved and maintained.

         8. This Fourth Amendment to Amended and Restated Loan Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                             TORCH OFFSHORE, INC.


                                             By:
                                                 -------------------------------
                                                 Robert E. Fulton
                                                 Its Chief Financial Officer
                                                 401 Whitney Avenue, Suite 400
                                                 Gretna, Louisiana 70056
                                                 Telecopy number: (504) 367-7075

                                             REGIONS BANK


                                             By:
                                                 -------------------------------
                                                 Jorge E. Goris
                                                 Its Senior Vice President
                                                 301 St. Charles Avenue
                                                 New Orleans, LA 70130
                                                 Telecopier: (504) 584-2165